      As filed with the Securities and Exchange Commission on July 22, 2005
                                                REGISTRATION NO. 333-74246
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                               ACUITY BRANDS, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                   58-2632672
       (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                    Identification No.)

                               ACUITY BRANDS, INC.
                           1170 PEACHTREE STREET, N.E.
                                   SUITE 2400
                             ATLANTA, GEORGIA 30309
                                 (404) 853-1400
   (Address, including zip code, of registrant's principal executive offices)

                  ACUITY BRANDS, INC. LONG-TERM INCENTIVE PLAN

                              (Full title of plans)

                                KENYON W. MURPHY
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               ACUITY BRANDS, INC.
                           1170 PEACHTREE STREET, N.E.
                                   SUITE 2400
                             ATLANTA, GEORGIA 30309
                                 (404) 853-1400

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

--------------------------------------------------------------------------------

                POST EFFECTIVE AMENDMENT NO. 1 - EXPLANATORY NOTE

      Acuity Brands, Inc. (the "Registrant") is filing this post-effective amendment (this "Amendment") to the Acuity Brands, Inc. Registration Statement No. 333-74246 (the "Registration Statement"), filed on November 30, 2001 with the Securities and Exchange Commission to deregister 5,980,619 shares of common stock, par value $0.01 per share ("Common Stock"), along with the preferred stock purchase rights associated therewith ("Rights"), previously registered on the Registration Statement.

      The Registrant has filed a new Registration Statement on Form S-8 (Registration No. 333-126521) for the Acuity Brands, Inc. Long Term Incentive Plan (as amended and restated) (the "Amended LTIP"). The Registrant has carried forward the 5,980,619 shares of Common Stock and associated Rights being deregistered pursuant to this Amendment to the Registration Statement on Form S-8 for the Amended LTIP.

      Furthermore, the $6,745 registration fee previously paid by the Registrant to register the shares being deregistered under this Amendment has been carried forward and applied to the registration fee due as a result of registering 8,980,619 shares on the new Registration Statement on Form S-8 for the Amended LTIP.

      The remaining shares of Common Stock and associated Rights issuable pursuant to the Acuity Brands, Inc. Employee Stock Purchase Plan and Acuity Brands, Inc. 2001 Nonemployee Directors' Stock Option Plan registered on the Registration Statement shall be unaffected by this Amendment.

                                       2

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Item 8.        Exhibits.

Exhibit        Description

24.1 *         Powers of Attorney

------------------------
*     Filed herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Acuity Brands, Inc. has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 22nd day of July, 2005.

                                   ACUITY BRANDS, INC.

                                   By: /s/ Kenyon W. Murphy
                                       ----------------------------------------
                                       Kenyon W. Murphy
                                       Senior Vice President and General Counsel

      KNOW ALL MEN BY THESE PRESENTS, pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on July 22, 2005.

Signature                    Title

      *                      Chairman and Chief Executive Officer
--------------------------
Vernon J. Nagel

      *                      Vice President and Controller; Interim Chief
--------------------------   Financial Officer
Karen J. Holcom

      *                      Director
--------------------------
Peter C. Browning

      *                      Director
--------------------------
John L. Clendenin

     *                       Director
--------------------------
Jay M. Davis

     *                       Director
--------------------------
Earnest W. Deavenport, Jr.

      *                      Director
--------------------------
Robert F. McCullough

      *                      Director
--------------------------
Julia B. North

      *                      Director
--------------------------
Ray M. Robinson

     *                       Director
--------------------------
Neil Williams

* By: /s/ Kenyon W. Murphy
      -----------------------------
      Kenyon W. Murphy
      Attorney-in-Fact